MASTER LOAN AGREEMENT

THIS MASTER LOAN AGREEMENT (this "Agreement") is made as of January 24, 2014, by and among SUN ARIANA LLC, SUN ISLAND LAKES LLC, SUN KINGS LAKE LLC, and SUN INDIAN CREEK LLC (each an "Individual Borrower" and, collectively, the "Borrowers"), c/o Sun Communities, Inc., Attention: Anjali Shah or SVP-Finance, 27777 Franklin Road, Suite 200, Southfield, MI 48034 and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202 ("Lender").

RECITALS

A.    Lender has agreed to lend to the Borrowers four (4) mortgage loans (each, an "Individual Loan") in the total aggregate amount of $99,000,000.00 (the "Loan") to be secured by a first lien on four (4) separate parcels (each, a "Parcel" and, collectively, the "Land") and the four (4) designated age-restricted (55+) manufactured home/RV communities on the Land and improvements thereon, including an aggregate of approximately 2,188 developed sites, landscaping, roadways, community clubhouses with swimming pools, paved walkways, driveways, parking areas, and any existing private on-site water and sewer facilities (each such Parcel together with such improvements thereon, a "Project", and all four (4) Projects, collectively, the "Property") located in the State of Florida (the "State"), as more particularly described on the attached Exhibits "A-1" through "A-4".

B.    Each Individual Borrower has executed and delivered to Lender a promissory note of even date herewith (as same may be amended, renewed and restated from time to time, each, a "Note" and, collectively, the "Notes"), as further described on the attached Exhibit "B", in the aggregate amount of $99,000,000.00 and with each Note having a maturity date of February 13, 2026.

C.    The Notes are secured by four (4) Amended and Restated Mortgages and Security Agreements (each, a "First Lien Instrument") of even date herewith, each encumbering a Project.

D.    As further security for the Loan, each Individual Borrower has executed for the benefit of Lender an Absolute Assignment of Leases and Rents of even date herewith (each, a "First Absolute Assignment"), each encumbering a Project.

E.    Each Individual Borrower has also executed for the benefit of Lender a Guarantee of even date herewith (each, a "Guarantee" and, collectively, the "Guarantees"), whereby each Individual Borrower guarantees the Individual Loan made to the other Individual Borrowers.

F.    Each Guarantee is secured by a Mortgage and Security Agreement (Guarantee) of even date herewith (each, a "Second Lien Instrument"), each encumbering a Project subject to the First Lien Instruments.

G.    As further security for the Guarantees, each Individual Borrower has executed for the benefit of Lender an Absolute Assignment of Leases and Rents (Guarantee) of even date herewith (each, a "Second Absolute Assignment"), each encumbering a Project subject to the First Absolute Assignments.

H.    Borrowers and Lender are entering into this Agreement concurrently with the execution and delivery of the Notes, the First Lien Instruments, the First Absolute Assignments, the Guarantees, the Second Lien Instruments and other Loan Documents (as hereinafter defined) to set forth the covenants of Borrowers, which apply to all of the Notes, Lien Instruments (as hereinafter defined) and/or Absolute Assignments (as hereinafter defined).

AGREEMENT

In consideration of the foregoing and other good and valuable consideration, Borrowers and Lender agree as follows:

ARTICLE I
DEFINITIONS

1.1    Terms Defined. Each of the following terms is defined as follows:

"Absolute Assignment" means any First Absolute Assignment and any Second Absolute Assignment; "Absolute Assignments" means all of the First Absolute Assignments and the Second Absolute Assignments.

"Affiliate" has the meaning ascribed to it in Article XVIII hereof.

"Allocated Loan Amount" means, with respect to a Project at any time, the product of the Allocated Loan Percentage for such Project expressed as a decimal, multiplied by the outstanding principal balance of the Loan at a given time. The initial Allocated Loan Amount for each Project is shown on the Project Schedule attached hereto as Exhibit "C" and made a part hereof.

"Allocated Loan Percentage" means, with respect to a Project at any time, the Allocated Percentage for such Project set forth on the Project Schedule at any time. The Allocated Loan Percentage for the Property shall be reasonably determined by Lender following a casualty at a Project or the condemnation of all or part of a Project so that at all times the sum of the Allocated Loan Percentage for the Property equals 100%.

"Borrowers" has the meaning ascribed to it above.

"Commitment" means that certain Loan Application dated October 28, 2013 from Borrowers to Lender and that certain acceptance letter issued by Lender dated December 6, 2013.

"Condemnation Proceeds" has the meaning ascribed to it in Article VII hereof.

"Debt Service Coverage" means a number calculated by dividing Net Operating Income Available for Debt Service (as hereinafter defined) for a fiscal period by the debt service during the same fiscal period under all loans (including the Loan) secured by any portion of the Property.

For purposes of the preceding sentence, "debt service" means the actual debt service based on annualized payments due under the Loan in accordance with the terms of the Notes. The term "Debt Service Coverage" is applicable only with respect to restoration, condemnation, and Article XIX hereof entitled Partial Release.

"Default" means any failure by Borrowers to make any required payment of the Indebtedness (as hereinafter defined) when due, or misrepresentation by Borrowers of any material fact, or the breach by Borrowers of any warranty or covenant set forth in any of the Loan Documents.

"Default Rate" means the lower of (i) the sum of the Interest Rate or the Increased Rate then in effect plus five percent (5%), or (ii) the maximum rate permitted by law.

"Environmental Indemnity Agreement" means the Environmental Indemnity Agreement of even date herewith given by Borrowers and Principal in favor of Lender.

"Event of Default" means a Default remaining uncured after written notice to Borrowers and the expiration of the applicable cure period as set forth in Article X hereof.

"First Absolute Assignment" has the meaning ascribed to it in Recital D above.

"First Lien Instrument" has the meaning ascribed to it in Recital C above.

"Guarantee" and "Guarantees" have the meanings ascribed to them in Recital E above.

"Improvements" means an aggregate of approximately 2,188 developed sites, landscaping, roadways, community clubhouses with swimming pools, paved walkways, driveways, parking areas, any existing private on-site water and sewer facilities, and all other improvements on the Land; all fixtures and equipment of every description belonging to or leased by an Individual Borrower or the Borrowers which are or may be placed or used upon, used on or about, or related to the Land, or structures or improvements thereon.

"Increased Rate" has the meaning ascribed to it in Article III hereof.

"Indebtedness" means the indebtedness evidenced by the Notes or otherwise owed Lender under the Loan Documents.

"Individual Borrower" has the meaning ascribed to it above.

"Individual Loan" has the meaning ascribed to it in Recital A above.

"Interest Rate" means 4.20%.

"Land" has the meaning ascribed to it in Recital A above.

"Leases" means all existing and future leases of any of the Property, and "Lease" means any one of them.

"Lender" means The Northwestern Mutual Life Insurance Company.

"Lien Instrument" means any First Lien Instrument and any Second Lien Instrument, as any such instrument may be amended, renewed and restated from time to time; "Lien Instruments" means all of the First Lien Instruments and the Second Lien Instruments.

"Loan" has the meaning ascribed to it in Recital A above.

"Loan Document" or "Loan Documents" means any or all, as the case may be, instrument or document executed by an Individual Borrower, Borrowers or Principal and delivered to Lender in connection with the Loan (except the Environmental Indemnity Agreement and the Flood Indemnity Agreement), as the same may be amended, renewed and restated from time to time.

"Monetary Default" has the meaning ascribed to it in Article X hereof.

"Net Operating Income Available for Debt Service" means net income (prior to giving effect to any capital gains or losses and any extraordinary items) from the Property, determined in accordance with generally accepted accounting principles, for a fiscal period, plus (to the extent deducted in determining net income from the Property):

A)    interest on indebtedness secured by any portion of the Property for such fiscal period;

B)    depreciation, if any, of fixed assets at or constituting the Property for such fiscal period; and

C)    amortization of costs incurred in connection with any indebtedness secured by any portion of the Property and leasing commissions which have been prepaid;

less:

D)    the amount, if any, by which actual gross income during such fiscal period exceeds that which would be earned from the rental of 95% occupancy at the Property;

E)    the amount, if any, by which the actual management fee is less than 3.25% of gross revenue (as adjusted by Lender in (D) above) during such fiscal period;

F)    the amount, if any, by which the actual real estate taxes are less than $948,000.00 per annum; and

G)    the amount, if any, by which total actual operating expenses, excluding management fees and real estate taxes, are less than $2,857,800.00 per annum.

All adjustments to net income referenced above shall be calculated in a manner reasonably satisfactory to Lender.

"Non-Monetary Default" has the meaning ascribed to it in Article X hereof.

"Note" and "Notes" have the meanings ascribed to them in Recital B above.

"Partial Release" has the meaning ascribed to it in Article XIX hereof.

"Permitted Encumbrances" means all matters affecting title to the Property that have been approved or accepted by Lender in connection with the Loan.

"Principal" means Sun Communities Operating Limited Partnership, a Michigan Limited Partnership.

"Project" has the meaning ascribed to it in Recital A above.

"Project Schedule" means the schedule attached hereto as Exhibit "C" which is a schedule listing, for each Project, amounts for Lender's calculations of (i) Allocated Loan Amount; and (ii) Allocated Loan Percentage, which amounts shall be updated by Lender from time to time.

"Property" has the meaning ascribed to it in Recital A above.

"Second Absolute Assignment" has the meaning ascribed to it in Recital G above.

"Second Lien Instrument" has the meaning ascribed to it in Recital F above.

ARTICLE II
PROVISIONS APPLICABLE TO ALL NOTES

2.1    Provided Lender has no further obligation to advance principal under the Notes to Borrowers, beginning January 1, 2015, Borrowers shall have the right, upon not less than ten (10) Business Days prior written notice, to prepay (on a Business Day only) the Notes in full with a Prepayment Fee (as hereinafter defined); provided, however, that such notice must contain the anticipated date of prepayment. If Borrowers fail to prepay on, or within five (5) Business Days after such anticipated date of prepayment, such failure shall be deemed to be a withdrawal of Borrowers' notice of prepayment, and Borrowers shall be required to submit another written notice of prepayment pursuant to the terms and conditions set forth in this Section 2.1 if Borrowers thereafter elect to prepay the Notes. This Prepayment Fee represents consideration to Lender for loss of yield and reinvestment costs and shall also be payable whenever prepayment occurs as a result of the application of Condemnation Proceeds; provided, however, that no Prepayment Fee shall be due if Lender elects to apply insurance loss proceeds to the prepayment of the Notes. The Prepayment Fee shall be the greater of Yield Maintenance or one percent (1%) of the outstanding principal balance of the Notes (the "Prepayment Fee"). The Prepayment Fee shall be calculated as of the Prepayment Fee Determination Date.

"Business Day" means any day other than a Saturday, a Sunday or a day on which: (i) Lender is closed for business or (ii) the Federal Reserve Bank of New York is closed for business.

"Yield Maintenance" means the amount, if any, by which

(i)    the present value on the Prepayment Fee Determination Date of the Then Remaining Payments determined by using the Periodic Discount Rate; exceeds

(ii)    the outstanding principal balance of the Notes (exclusive of all accrued interest) on the Prepayment Fee Determination Date.

"Prepayment Fee Determination Date" means

(A)	In the case of a voluntary prepayment, the date of the voluntary prepayment;

(B)

(C)	In the case of a prepayment following an acceleration of the Indebtedness, the date of such acceleration;

(D)

(E)	In the case of a prepayment due to a condemnation:

(F)

(1)	involving the filing of a claim for the Prepayment Fee with the condemning authority or court of competent jurisdiction, the date of such filing; or

(2)	not involving the filing of a claim for the Prepayment Fee with the condemning authority or court of competent jurisdiction, the date of such prepayment;

(G)	In the case of any Individual Borrower becoming a debtor in a bankruptcy or other insolvency proceeding, the date of Lender's filing of its proof of claim in such proceeding.

"Then Remaining Payments" means payments in such amounts and at such times as would have been payable subsequent to the Prepayment Fee Determination Date (assuming prepayment in full is made on the first day on which it is permitted without payment of a Prepayment Fee) in accordance with the terms of the Notes.

"Periodic Discount Rate" means the rate which, when compounded monthly, equals the Treasury Rate.

"Treasury Rate" means:

(A)
The linearly interpolated yield, compounded semi-annually, of the two (2) most recently auctioned (on the run) non-callable U.S. Treasury bonds, notes or bills (other than inflation indexed (i.e., inflation protected) securities) issued by the United States Treasury having maturity dates equivalent or most nearly equivalent to the Average Life Date as reported (on-line or otherwise) by The Wall Street Journal one (1) Business Day prior to the Prepayment Fee Determination Date; or

(A)
If the yields from (A) above are not available, the linearly interpolated yield, compounded semi-annually, of the two (2) Treasury Constant Maturity Series (other than inflation indexed (i.e., inflation protected) securities) having constant maturity dates equivalent or most nearly equivalent to the Average Life Date as reported, for the latest day for which such yields shall have been so reported, as of one (1) Business Day preceding the Prepayment Fee Determination Date, in Federal Reserve Statistical Release H.15 (or comparable successor publication); or

(C)	If the yields from (A) and (B) above are not available, a rate comparable to what would have been calculated under clause (A) or (B) above, as reasonably determined by Lender.

To the extent that the source used in (A), (B) or (C) above updates treasury yield information during the day, Lender shall rely on the treasury yields reported prior to 12:00 Noon (Central Time) one (1) Business Day prior to the Prepayment Fee Determination Date.

"Average Life Date" means the date which is the Remaining Average Life from the Prepayment Fee Determination Date.

"Remaining Average Life" means the number of years (calculated to the nearest day) obtained by dividing:

(A)    the sum of the products obtained by multiplying

(1)    the principal component of each Then Remaining Payment;

by

(2)    the number of years (calculated to the nearest day) that will elapse between the Prepayment Fee Determination Date and the scheduled due date of such Then Remaining Payment;

by

(B)    The outstanding principal balance of the Notes (exclusive of all accrued interest) on the Prepayment Fee Determination Date.

Upon the occurrence of an Event of Default followed by the acceleration of the whole Indebtedness evidenced by the Notes, the payment of such Indebtedness will constitute an evasion of the prepayment terms hereunder and be deemed to be a voluntary prepayment hereof and such payment will, therefore, to the extent not prohibited by law, include the Prepayment Fee required under the prepayment in full right recited above.

In the event of a partial prepayment of the Notes for any reason contemplated in the Loan Documents, the Prepayment Fee, if required, shall be an amount equal to the Prepayment Fee if the Notes were prepaid in full, multiplied by a fraction, the numerator of which shall be the principal amount prepaid and the denominator of which shall be the outstanding principal balance of the Notes immediately preceding the Prepayment Fee Determination Date with respect to such partial prepayment.

Notwithstanding the above and provided no Individual Borrower is in default under any provision contained in the Loan Documents, the Notes may be prepaid in full at any time, without a prepayment fee, during the last sixty (60) days of the term of the Notes.

            Further notwithstanding the above, in the event of Significant Flood Damage (defined below) affecting the Indian Creek Project (as defined in Section 6.3 below), the Notes may be prepaid in full (within 12 months of the occurrence of such Significant Flood Damage), without a Prepayment Fee, provided, however, that Borrowers shall pay a $250,000 accommodation fee to Lender on the date of such prepayment.  "Significant Flood Damage" shall mean a flood has adversely impacted the Indian Creek Project such that:

(i)
A written notification from Borrowers to Lender confirms with reasonably satisfactory support that not less than 40% of the lots in the Indian Creek Project are damaged and repair and occupancy thereof is not possible, or

(ii)
(a) 40% of the lots in the Indian Creek Project are vacant and/or occupied by flood-damaged homes with no notice or indication that the respective tenants thereof intend to repair, replace or occupy such damaged homes, and

(b) the Projected Debt Service Coverage (as defined in Section 6.3 below, except that Approved Leases shall allow for those to commence within 180 days of restoration) is .85 or less as reasonably determined by Lender, and

(c) Borrower notifies Lender in writing within 12 months of the Significant Flood Damage that it does not intend to rebuild and/or release a significant portion of the Indian Creek Project within the 36 month period following the Significant Flood Damage.

In the event of such prepayment, Borrower (and/or its affiliates) agrees not to place secured financing (other than Borrower's and Principal's existing line of credit applicable at the portfolio-wide level) exceeding $45,000,000 on the Indian Creek Project for a 36 month period following the Significant Flood Damage.

The prepayment of the Notes as herein provided, together with the Prepayment Fee (if required as herein provided) if received by Lender prior to 12:00 p.m. Central Time on a Business Day, shall be credited on that Business Day, or, if received by Lender at or after 12:00 p.m. Central Time on a Business Day, shall, at Lender's option, be credited on the next Business Day.

2.2    Notwithstanding any provision contained herein or in the Loan Documents to the contrary, if Lender shall take action to enforce the collection of the Indebtedness, its recourse shall, except as provided below, be limited to the Property or the proceeds from the sale of the Property and the proceeds realized by Lender in exercising its rights and remedies (i) under the Absolute Assignments, (ii) under the Guarantee of Recourse Obligations of even date herewith executed by Principal for the benefit of Lender and under other separate guarantees, if any, (iii) under any of the other Loan Documents and (iv) in any other collateral securing the Indebtedness. If such proceeds are insufficient to pay the Indebtedness, Lender will never institute any action, suit, claim or demand in law or in equity against Borrowers for or on account of such deficiency; provided, however, that the provisions contained in this paragraph

(i)    shall not in any way affect or impair the validity or enforceability of the Indebtedness or the Lien Instruments; and

(ii)    shall not prevent Lender from seeking and obtaining a judgment against Borrowers, and Borrowers shall be personally liable, for the Recourse Obligations.

"Recourse Obligations" means

(a) rents and other income from the Property received by an Individual Borrower or those acting on behalf of an Individual Borrower from and after the date of any default under the Loan Documents remaining uncured prior to the Conveyance Date (as hereinafter defined), which rents and other income have not been applied to the payment of principal and interest on the Notes or to reasonable operating expenses of the Property (which includes payment of a management fee of 3.25%);

(b) amounts necessary to repair any damage to the Property caused by the intentional acts or omissions of an Individual Borrower or those acting on behalf of an Individual Borrower;

(c) insurance loss proceeds and Condemnation Proceeds released to an Individual Borrower but not applied in accordance with any agreement between an Individual Borrower and Lender as to their application;

(d) the amount of insurance loss proceeds which would have been available with respect to a casualty on the Property, but were not available due to the default by an Individual Borrower in carrying all insurance required by Lender;

(e) damages suffered by Lender as a result of fraud or misrepresentation in connection with the Indebtedness by an Individual Borrower or any other person or entity acting on behalf of an Individual Borrower;

(f) amounts in excess of any rents or other revenues collected by Lender from operation of the Property from and after acceleration of the Indebtedness until the Conveyance Date, if any, which amounts are necessary to pay real estate taxes, special assessments and insurance premiums with respect to the Property (to the extent not previously deposited with Lender by an Individual Borrower pursuant to Article VIII hereof entitled "Deposits"), and amounts required to fulfill an Individual Borrower's obligations as lessor under any leases of the Property, in each case, either paid by Lender and not reimbursed prior to, or remaining due or delinquent on the Conveyance Date;

(g) all security deposits under leases of the Property or any portion of the Property collected by an Individual Borrower, any agent of an Individual Borrower or any predecessor of an Individual Borrower, and not refunded to the tenants thereunder in accordance with their respective leases, applied in accordance with such leases or law or delivered to Lender, and all advance rents collected by an Individual Borrower, any agent of an Individual Borrower or any predecessor of an Individual Borrower and not applied in accordance with the leases of the Property or delivered to Lender;

(h) all outstanding amounts due under the Indebtedness, including principal, interest, and other charges if there shall be a violation of any of the provisions of Article IV hereof entitled "Prohibition on Transfer"; and

(i) reasonable attorneys' fees and expenses incurred to the extent suit is brought to collect any of the amounts described in subparagraphs (a) through (h) above.

"Conveyance Date" means the first to occur of: (i) the later of (a) the date on which title vests in the purchaser at the foreclosure sale of the Property pursuant to the Lien Instruments or (b) the date on which an Individual Borrower's statutory right of redemption shall expire or be waived, (ii) a Valid Tender Date or (iii) the date of the conveyance of the Property to Lender in lieu of foreclosure.

"Valid Tender Date" means the date on which a Tender is made which, with the passage of time, becomes a Valid Tender.

"Tender" means the tender by an Individual Borrower of (i) true, complete and accurate copies of all leases of the Property with an instrument assigning them to Lender or Lender's designee and (ii) a special warranty or bargain and sale deed conveying good and marketable title to the Property to Lender or Lender's designee, subject to no liens or encumbrances subordinate to the lien securing the Indebtedness not previously approved in writing by Lender.

"Valid Tender" means (i) a Tender and (ii) the passage of the Review Period, during which period, an Individual Borrower shall not create any consensual liens on the Property and such Individual Borrower shall not be or become a debtor in any bankruptcy proceeding or the subject of any other insolvency proceeding (other than a bankruptcy or other insolvency proceeding commenced by Lender or any of its affiliates).

"Review Period" means the period of time from the date of the Tender until the earlier of (i) sixty (60) days thereafter or (ii) the date of acceptance of the Tender by Lender or Lender's designee.

Lender or Lender's designee shall have the Review Period to accept or reject a Tender to enable Lender or Lender's designee to review title to, and obtain an environmental assessment of, the Property, and, at Lender's or Lender's designee's option, the deed and lease assignment shall be deposited into an escrow during the Review Period.

If Lender or Lender's designee shall not accept such Tender within the Review Period, the Tender shall be deemed to be rejected, but a Valid Tender shall remain a Valid Tender despite such rejection.

2.3    All amounts due Lender including principal and, to the extent permitted by applicable law, interest not paid when due (without regard to any notice and/or cure provisions contained in any of the Loan Documents), including principal becoming due by reason of acceleration by Lender of the entire unpaid balance of the Notes, shall bear interest from the due date thereof until paid at the Default Rate.

ARTICLE III
FINANCIAL STATEMENTS

3.1    Each Individual Borrower shall furnish to Lender:

(A)    the following financial statements for each Project within ninety (90) days after the close of each fiscal year of each respective Individual Borrower (the "Property Financial Statements Due Date"):

(i)
an unaudited statement of operations for such fiscal year with a detailed line item break-down of all sources of income and expenses, including capital expenses broken down between capital maintenance, common area renovation, and expansion; and

(ii)    a current rent roll identifying leased lot and current contract rent; and

(iii)    an operating budget for the current fiscal year;

(B)    the following unaudited financial statements (or audited made available to Lender) that Lender may, in Lender's sole discretion, require from time to time within     thirty (30) days after receipt of a written request from Lender (the "Requested Financial Statements Due Date"):

(i)    a balance sheet for each Project as of the last day of each respective Individual Borrower's most recently closed fiscal year;

(ii)    a balance sheet for each Individual Borrower (if not the same as (B)(i) above) as of the last day of such respective Individual Borrower's most recently closed fiscal year;

(iii)    a balance sheet for Principal as of the last day of Principal's most recently closed fiscal year, if available; if not available, then Borrowers shall deliver the most recent public filings of Sun Communities, Inc. provided not less than 70% of the assets of Principal are owned and controlled, directly or indirectly, by Sun Communities, Inc.;

(iv)    a statement of cash flows for each Project as of the last day of each Individual Borrower's most recently closed fiscal year; and

(v)    a statement of cash flows for each Individual Borrower (if not the same as (B)(iv) above) as of the last day of such respective Individual Borrower's most recently closed fiscal year.

Furthermore, Borrowers shall furnish to Lender within twenty (20) days after receipt of a written request from Lender such reasonable financial and management information in the possession of, or accessible to, each Individual Borrower which Lender determines to be useful in Lender's monitoring of the value and condition of the Property, Borrowers, or Principal.

The Property Financial Statements Due Date and the Requested Financial Statements Due Date are each sometimes hereinafter referred to as a "Financial Statements Due Date".

Notwithstanding the foregoing, in no event shall a Financial Statements Due Date for a particular financial statement be prior to the 90th day following the close of the fiscal year covered by such financial statement.

If audited, the financial statements identified in sections (A)(i), (A)(ii), and (B)(i) through (B)(v) above, shall each be prepared in accordance with generally accepted accounting principles and audited by an independent nationally recognized certified public accounting firm. All unaudited statements shall contain a certification by a senior officer of Principal stating that they have been prepared in accordance with generally accepted accounting principles and that they are true and correct. The expense of preparing all of the financial statements required in (A) and (B) above, shall be borne by Borrowers.

Borrowers acknowledge that Lender requires the financial statements and information required herein to record accurately the value of the Property for financial and regulatory reporting.

Lender acknowledges that the financial statements and information delivered to Lender by Borrowers during the due diligence is in a format satisfactory to Lender for delivery going-forward.

In addition to all other remedies available to Lender hereunder, at law and in equity, if any financial statement, additional information or proof of payment of property taxes and assessments is not furnished to Lender as required in this Article entitled "Financial Statements" and in Article VIII hereof entitled "Deposits", within thirty (30) days after Lender shall have given written notice to Borrowers that it has not been received as required,

(x) interest on the unpaid principal balance of the Indebtedness shall as of the applicable Financial Statements Due Date or the date such additional information or proof of payment of property taxes and assessments was due, accrue and become payable at a rate equal to the sum of the Interest Rate plus one percent (1%) per annum (the "Increased Rate"); and

(y) Lender may elect to obtain an independent appraisal and audit of the Property at Borrowers' expense, and Borrowers agree that they will, upon request, promptly make Borrowers' books and records regarding the Property available to Lender and the person(s) performing the appraisal and audit (which obligation Borrowers agree can be specifically enforced by Lender).

The amount of the payments due under the Notes during the time in which the Increased Rate shall be in effect shall be changed to an amount which is sufficient to reflect the Increased Rate with no change in the amortization of the unpaid principal balance. Interest shall continue to accrue and be due and payable monthly at the Increased Rate until the date (the "Receipt Date") on which all of the financial statements, additional information and proof of payment of property taxes and assessments (as requested by Lender) shall be furnished to or made available to Lender as required. Commencing on the Receipt Date, interest on the unpaid principal balance of the

Notes shall again accrue at the Interest Rate with no change in amortization, and the payments due during the remainder of the term of the Notes shall be changed to an amount which is sufficient to amortize the then unpaid principal balance at the Interest Rate. Notwithstanding the foregoing, Lender shall have the right to conduct an independent audit at its own expense at any time.

ARTICLE I
PROHIBITION ON TRANSFER

4.1    The present ownership and management of the Property is a material consideration to Lender in making the Loan secured by the Lien Instrument, and Borrowers shall not (i) convey title to all or any part of the Property, (ii) enter into any ground lease or contract to convey (land contract/installment sales contract/contract for deed) title to all or any part of the Property which gives a purchaser possession of, or income from, the Property prior to a transfer of title to all or any part of the Property ("Contract to Convey") or (iii) cause or permit a Change in the Proportionate Ownership (as hereinafter defined) of any Individual Borrower. Any such conveyance, entering into a Contract to Convey or Change in the Proportionate Ownership of any Individual Borrower shall constitute a default under the terms of the Loan Documents.

"Change in the Proportionate Ownership" means in the case of a corporation, a change in, or the existence of a lien on, the direct or indirect ownership of the stock of any Individual Borrower; in the case of a trust, a change in the trustee, or a change in, or the existence of a lien on, the direct or indirect ownership of the beneficial interests of any Individual Borrower; in the case of a limited liability company, a change in, or the existence of a lien on, the direct or indirect ownership of the limited liability company interests of any Individual Borrower; or, in the case of a partnership, a change in, or the existence of a lien on, the direct or indirect ownership of the partnership interests of any Individual Borrower.

Notwithstanding the foregoing, the following transfers shall be permitted without Lender's consent, prior notice, payment of assumption fees or any other limitations or restrictions, except as expressly set forth below:

(1)
transfer, issuance or redemption of shares of stock, options or warrants of Sun Communities, Inc. by any person, or any transfer, issuance or redemption by any person of the stock, membership interests, partnership interests or other ownership interests of any shareholder, partner, member, manager or trust who is a direct or indirect legal or beneficial owner of any shares of stock of Sun Communities, Inc.;

(2)
direct or indirect transfers of interests in any Individual Borrower among Sun Communities, Inc., Principal and their affiliates, provided that no change in control of any Individual Borrower is effected by such transfers; and

(3)
any transfer, exchange, issuance or redemption of the limited partnership interests of Principal by any person, so long as not less than 70% of the assets of Principal (which includes those partnership units that are convertible into shares of Sun Communities, Inc. stock) are owned and controlled by Sun Communities, Inc., or any transfer, exchange, issuance or redemption of the stock, membership interests, partnership interests or other ownership interests of any shareholder, partner, member, manager or trust who is a direct or indirect legal or beneficial owner of a limited partnership interest in Principal.

Notwithstanding the foregoing, provided there is then no Default under any Loan Document, upon the prior written request from Borrowers, Lender shall not withhold its consent to a change in the ownership in Principal and Sun Communities, Inc., due to a merger by or acquisition of Principal and the vast majority of its assets (not less than 80% of its assets) which results in an entity of greater size and financial wherewithal (the "Transfer"), provided:

(A)    The replacement Principal (the "Creditworthy Party") has a net worth, determined in accordance with generally accepted accounting principles, of not less than that of the existing Principal prior to the Transfer (in no event less than $1,000,000,000.00 on a market value basis);

(B)    The Creditworthy Party is experienced in the ownership and management of high quality manufactured housing and RV parks;

(C)
The Creditworthy Party, and all persons and entities owning (directly or indirectly) an ownership interest in the Creditworthy Party are not (and have never been): (a) subject to any bankruptcy, reorganization, or insolvency proceedings or any criminal charges or proceedings, or (b) a litigant, plaintiff, or defendant in any suit brought against or by Lender;

(D)    The Creditworthy Party executes Lender's then current forms of Guarantee of Recourse Obligations and Environmental Indemnity Agreement, the Creditworthy Party executes a Flood Indemnity Agreement and a Fraudulent Conveyance Indemnity Agreement in the forms previously executed by Principal as of the date hereof, and Lender receives a satisfactory enforceability opinion with respect to the foregoing from counsel approved by Lender;

(E)    An environmental report on the Property which meets Lender's then current requirements and is updated to no earlier than ninety (90) days prior to the date of the Transfer, is provided to Lender at least thirty (30) days prior to the date of the Transfer and the results of said report are satisfactory to Lender at the time of the Transfer; and

(F)    If required by Lender, Lender receives an endorsement to its policy of title insurance, satisfactory to Lender, insuring Lender's lien on the Property as a first and valid lien subject only to liens and encumbrances theretofore approved by Lender.

If Borrowers shall make a Transfer pursuant to the above conditions, Lender shall be paid a fee equal to 0.75% of the then outstanding balance of the Notes ($25,000.00 non-refundable to be submitted with such request with the balance due at the closing of the Transfer). No modification of the interest rate or repayment terms of the Notes will be required. Support documentation shall be timely provided to Lender and in satisfactory form prior to the Transfer.

ARTICLE V
PROHIBITION AGAINST OTHER LIENS AND RENT ASSIGNMENTS

5.1    Except for the Second Lien Instruments and the Second Absolute Assignments, Borrowers agree to keep the Property and any Personal Property (as defined in the Lien Instruments) free from all other liens either prior or subsequent to the lien created by the First Lien Instrument other than Permitted Encumbrances. Except for the Second Lien Instruments and the Second Absolute Assignments, the (i) creation of any other lien on any portion of the Property or on any Personal Property, whether or not prior to the lien created by the First Lien Instruments, (ii) assignment or pledge by any Individual Borrower of its revocable license to collect, use and enjoy rents and profits from the Property, or (iii) granting or permitting of a security interest in or other encumbrance on the direct or indirect ownership interests in any Individual Borrower, shall constitute a default under the terms of the Lien Instruments; except that upon written notice to Lender, Borrowers may proceed to contest in good faith and by appropriate proceedings any mechanics liens, tax liens or judgment liens with respect to the Property or any Personal Property described herein, provided funds sufficient to satisfy the contested amount have been deposited in an escrow account satisfactory to Lender.

ARTICLE VI
INSURANCE; APPLICATION OF INSURANCE LOSS PROCEEDS

6.1    Borrowers agree to keep the Property insured for the protection of Lender and Lender's wholly owned subsidiaries and agents in such manner, in such amounts and in such companies as Lender may from time to time approve, and to keep the policies therefor, properly endorsed, on deposit with Lender, or at Lender's option, to keep evidence of insurance acceptable to Lender evidencing all insurance coverages required hereunder on deposit with Lender, which evidence shall reflect at least thirty (30) days notice of cancellation to Lender and shall list Lender as the certificate holder or as a similar additional interest with Lender's correct mailing address and the loan number assigned to the loan (340025); if Borrowers request Lender to accept a different form of evidence, Lender shall not unreasonably withhold its consent, provided, a copy of a standard mortgagee endorsement in favor of Lender stating that the insurer shall provide at least thirty (30) days notice of cancellation to Lender accompanies such evidence. Borrowers shall furnish Lender with evidence of renewals of all applicable insurance no later than fifteen (15) days after the actual insurance expiration date.

Notwithstanding the above, in addition to all other remedies available to Lender hereunder, at law, and in equity, if at any time during the term of the Indebtedness Borrowers fail to provide Lender, within thirty (30) days after Lender's written request (the "Evidence of Insurance Due Date"), with evidence of insurance in a form required by Lender, evidencing that Borrowers are maintaining the insurance required by Lender, then interest on the unpaid principal balance of the Indebtedness shall, as of the Evidence of Insurance Due Date, accrue and be payable at the Increased Rate (as defined in the section herein entitled "Financial Statements"). The amount of the payments due during the time in which the Increased Rate is in effect shall be increased with no change in amortization. Commencing on the date on which Lender receives evidence of insurance in a form required by Lender evidencing that Borrowers are maintaining the insurance required by Lender, interest on the unpaid principal balance shall again accrue at the Interest Rate and the payments shall be reduced accordingly. Borrowers and Lender acknowledge and agree that the remedies provided for in this paragraph, in addition to all other remedies available to Lender hereunder, at law and in equity, shall apply regardless of the cost of the insurance required by Lender or whether the insurance required by Lender is then available to Borrowers.

6.2    If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty and the amount of such damage is greater than $250,000.00, Borrowers shall give prompt written notice thereof to Lender (provided that Borrowers shall be required to give such notice to Lender in any event if any bodily injury or death occurs in connection with any such casualty). Following the occurrence of a casualty, Borrowers, regardless of whether insurance proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the Improvements on the Property to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable law.

6.3    All insurance loss proceeds from all property insurance policies (less expenses of collection), whether or not required by Lender, shall, at Lender's option, be applied on the Indebtedness, whether due or not, or to the restoration of the Property, or be released to Borrowers, but such application or release shall not cure or waive any default under any of the Loan Documents. If Lender elects to apply the insurance loss proceeds on the Indebtedness, no prepayment fee shall be due thereon.

Notwithstanding the foregoing provision, Lender agrees that if the insurance loss proceeds are less than the unpaid principal balance of the Notes and if the casualty occurs prior to the last year of the term of the Notes, then the insurance loss proceeds (less expenses of collection) shall be applied to restoration of the Property to its condition prior to the casualty, subject to satisfaction of the following conditions:

(a)    There is no existing Event of Default at the time of casualty.

(b)    The casualty insurer has not denied liability for payment of insurance loss proceeds to Borrowers as a result of any act, neglect, use or occupancy of the Property by Borrowers.

(c)    Lender shall be satisfied that all insurance loss proceeds so held, together with supplemental funds to be made available by Borrowers, shall be sufficient to complete the restoration of the Property. Any remaining insurance loss proceeds may, at the option of Lender, be applied on the Indebtedness, whether or not due, or be released to Borrowers.

(d)    If required by Lender, Lender shall be furnished a satisfactory report addressed to Lender from an environmental engineer or other qualified professional satisfactory to Lender to the effect that no material adverse environmental impact to the Property resulted from the casualty, which cannot be sufficiently mitigated as evidenced by satisfactory support documentation (e.g. contracts, reports, agreements to complete work, testing).

(e)    Lender shall release casualty insurance proceeds as restoration of the Property progresses provided that Lender is furnished satisfactory evidence of the costs of restoration and if, at the time of such release, there shall exist no Monetary Default under the Loan Documents and no Non-Monetary Default under the Loan Documents with respect to which Non-Monetary Default Lender shall have given Borrowers notice pursuant to Article X hereof entitled "Notice of Default". If a Monetary Default shall occur or Lender shall give Borrowers notice of a Non-Monetary Default, Lender shall have no further obligation to release insurance loss proceeds hereunder unless such default is cured within the cure period set forth in the "Notice of Default" provision contained herein. If the estimated cost of restoration exceeds $250,000.00, (i) the drawings and specifications for the restoration shall be approved by Lender in writing prior to commencement of the restoration, and (ii) Lender shall receive an administration fee equal to one percent (1%) of the cost of restoration.

(f)    Prior to each release of funds, Borrowers shall obtain for the benefit of Lender an endorsement to Lender's title insurance policy insuring Lender's lien as a first and valid lien on the applicable Project subject only to liens and encumbrances theretofore approved by Lender.

(g)    Borrowers shall pay all costs and expenses incurred by Lender, including, but not limited to, outside legal fees, title insurance costs, third‑party disbursement fees, third‑party engineering reports and inspections deemed necessary by Lender.

(h)    All reciprocal easement and operating agreements benefiting the Property, if any, shall remain in full force and effect between the parties thereto on and after restoration of the Property.

(i)    Lender shall be reasonably satisfied that Projected Debt Service Coverage of at least 1.10 will be achieved from the leasing of not more than 80% of the sites within the Property with leases satisfactory to Lender (Borrowers' standard form reasonably approved by Lender) to commence not later than (a) expiration of the loss of rents payment under the respective insurance policy covering the Property, or (ii) twenty-four (24) months from the date of the casualty (the "Approved Leases").

Notwithstanding the above, provided there is then no default in the terms and conditions of any Loan Document (excluding non-monetary defaults resulting from the casualty), in the event of flood damage to the Project identified as Indian Creek (the "Indian Creek Project"), Lender agrees to the release of all available insurance proceeds applicable to the Indian Creek Project to such Individual Borrower, regardless of whether any or all of the conditions to disbursement set forth herein are satisfied, provided all such proceeds are applied towards the restoration of the Indian Creek Project, with any excess proceeds to be handled as described above. For purposes hereof, costs of restoration shall include without limitation, the clean-up and removal of all debris, license and permit fees, all "soft" costs incurred to prepare plans, specifications and construction drawings required for commencement of restoration, all hard costs of restoration, and loss of rental income to the extent such insurance proceeds are available to be used for lost rents.

"Projected Debt Service Coverage" means a number calculated by dividing Projected Operating Income Available for Debt Service for the first fiscal year following restoration of the Property by the debt service during the same fiscal year under all indebtedness secured by any portion of the Property. For purposes of the preceding sentence, "debt service" means the greater of (x) debt service due under all such indebtedness during the first fiscal year following completion of the restoration of the Property and (y) debt service that would be due and payable during such fiscal year if all such indebtedness were amortized over thirty (30) years (whether or not amortization is actually required) and if interest on such indebtedness were due as it accrues at the face rate shown on the notes therefor (whether or not interest payments based on such face rates are required).

"Projected Operating Income Available for Debt Service" means projected gross annual rent from the Approved Leases for the first full fiscal year following completion of the restoration of the Property less:

(A)    The operating expenses of the Property for the last fiscal year preceding the casualty and

(B)    the following:

(i)    the amount, if any, by which actual gross income during such fiscal period exceeds that which would be earned from the rental of 95% occupancy at the Property;

(ii)    the amount, if any, by which the actual management fee is less than 3.25% of gross revenue (as adjusted by Lender in (B)(i) above) during such fiscal period;

(iii)    the amount, if any, by which the actual real estate taxes are less than $948,000.00 per annum; and

(iv)    the amount, if any, by which total operating expenses, excluding management fees, real estate taxes and replacement reserves, are less than $2,857,800.00 per annum.

All projections referenced above shall be calculated in a manner satisfactory to Lender.

ARTICLE VII
CONDEMNATION

7.1    Borrowers hereby assign to Lender (i) any award and any other proceeds resulting from damage to, or the taking of, all or any portion of the Property, and (ii) the proceeds from any sale or transfer in lieu thereof (collectively, "Condemnation Proceeds") in connection with condemnation proceedings or the exercise of any power of eminent domain or the threat thereof (hereinafter, a "Taking"); if the Condemnation Proceeds are less than the unpaid principal balance of the Notes and such damage or Taking occurs prior to the last year of the term of the Notes, such Condemnation Proceeds (less expenses of collection) shall be applied to restoration of the Property to its condition, or the functional equivalent of its condition prior to the Taking, subject to the conditions set forth above in Article VI hereof entitled "Insurance; Application of Insurance Loss Proceeds" and subject to the further condition that restoration or replacement of the Improvements on the Land to their functional and economic utility prior to the Taking be possible. Any portion of such award and proceeds not applied to restoration shall, at Lender's option, be applied on the Indebtedness, whether due or not, or be released to Borrowers, but such application or release shall not cure or waive any default under any of the Loan Documents.

ARTICLE VIII
DEPOSITS

8.1    Borrowers agree to pay before delinquency all taxes and special assessments of any kind that have been or may be levied or assessed against the Property, the Lien Instruments, the Notes or the Indebtedness, or upon the interest of Lender in the Property, the Lien Instruments, the Notes or the Indebtedness, and to procure and deliver to Lender within thirty (30) days after Lender shall have given a written request to Borrowers, the official receipt of the proper officer showing timely payment of all such taxes and assessments; provided, however, that Borrowers shall not be required to pay any such taxes or special assessments if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and funds sufficient to satisfy the contested amount have been deposited in an escrow satisfactory to Lender.

8.2    To assure the timely payment of real estate taxes and special assessments (including personal property taxes, if appropriate), upon the occurrence of an Event of Default, Lender shall thence forth have the option to require Borrowers to deposit funds with Lender, in monthly or other periodic installments in amounts estimated by Lender from time to time sufficient to pay real estate taxes and special assessments as they become due. If at any time the funds so held by Lender shall be insufficient to pay any of said expenses, Borrowers shall, upon receipt of notice thereof, immediately deposit such additional funds as may be necessary to remove the deficiency. All funds so deposited shall be irrevocably appropriated to Lender to be applied to the payment of such real estate taxes and special assessments and, at the option of Lender after default, the Indebtedness. Lender may deduct from any amounts so held, any fees, costs or expenses incurred in connection with holding such amounts and/or paying amounts to taxing authorities or other parties, including, without limitation, any fees, costs or expenses associated with paying amounts via e-check or electronically.

ARTICLE IX
PROPERTY MANAGEMENT

9.1    Each Individual Borrower will self-manage its respective Project. If a third-party management company is engaged, such management company for the Property shall be satisfactory to Lender.

ARTICLE X
NOTICE OF DEFAULT

10.1    A default in any payment required in any Note or any other Loan Document, whether or not payable to Lender, (a "Monetary Default") shall not constitute an Event of Default unless Lender shall have given a written notice of such Monetary Default to Borrowers and

Borrowers shall not have cured such Monetary Default by payment of all amounts in default (including payment of interest at the Default Rate from the date of default to the date of cure on amounts owed to Lender) within five (5) Business Days after the date on which Lender shall have given such notice to Borrowers.

Any other default under the Notes or under any other Loan Document (a "Non‑Monetary Default") shall not constitute an Event of Default unless Lender shall have given a written notice of such Non‑Monetary Default to Borrowers and Borrowers shall not have cured such Non‑Monetary Default within thirty (30) days after the date on which Lender shall have given such notice of default to Borrowers (or, if the Non‑Monetary Default is not curable within such 30‑day period, Borrowers shall not have diligently undertaken and continued to pursue the curing of such Non‑Monetary Default and deposited an amount sufficient to cure such Non‑Monetary Default in an escrow account satisfactory to Lender).

In no event shall the notice and cure period provisions recited above constitute a grace period for the purposes of commencing interest at the Default Rate.

ARTICLE XI
CROSS DEFAULT

11.1    Except as provided in Section 11.2 hereof and, further, except as otherwise specifically agreed in writing by Borrowers (whether before or after the date hereof), no default on the loan secured by the Lien Instruments shall constitute a cross default or cross acceleration of any other loan that Borrowers may have with Lender; provided, however, that Lender shall not be obliged to advance funds under any other loan with Lender in which Borrowers or any guarantor named herein is a borrower, a guarantor or a principal officer, principal stockholder, trustee or manager of a borrower or a guarantor.

11.2     A Default under any Note shall constitute a Default under all Notes; a Default under any Lien Instrument shall constitute a Default under all Lien Instruments; a Default under any Absolute Assignment shall constitute a Default under all Absolute Assignments; and a Default under any Loan Document shall constitute a Default under all Loan Documents.

ARTICLE XII
REPRESENTATIONS AND WARRANTIES

12.1    Borrowers represent and warrant that each Individual Borrower, all persons and entities owning (directly or indirectly) an ownership interest in Borrowers, all guarantors of all or any portion of the Indebtedness, and all persons and entities executing any separate indemnity agreement in favor of Lender in connection with the Indebtedness: (i) are not, and shall not become, a person or entity with whom Lender is restricted from doing business with under regulations of the Office of Foreign Assets Control ("OFAC") of the Department of the Treasury (including, but not limited to, those named on OFAC's Specially Designated Nationals and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action; (ii) are not, and shall not become, a person or entity with whom Lender is restricted from doing business under the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders thereunder; and (iii) are not knowingly engaged in, and shall not knowingly engage in, any dealings or transaction or be otherwise associated with such persons or entities described in (i) or (ii) above.

ARTICLE XIII
WAIVER OF JURY TRIAL

13.1    Borrowers hereby waive any right to trial by jury with respect to any action or proceeding (a) brought by Borrowers, Lender or any other person relating to (i) the obligations set forth in the Loan Documents and/or any understandings or prior dealings between the parties hereto or (ii) the Loan Documents or the Environmental Indemnity Agreement or the Flood Indemnity Agreement entered into in connection with the Loan, or (b) to which Lender is a party.

ARTICLE XIV
NOTICES

14.1    Borrowers hereby authorize Gary Shiffman, Karen Dearing, John McLaren, Anjali Shah, or anybody else holding the positions of CEO, COO, CFO or SVP-Finance (the "Representative") to act on behalf of each Individual Borrower in connection with the Loan. In addition, Borrowers authorize Lender to rely, without further inquiry, on information furnished by and agreements proposed by or entered into by the Representative in connection with the Loan at any time any portion of the Loan is outstanding.

14.2    Any notices, demands, requests and consents permitted or required hereunder or under any other Loan Document shall be in writing, may be delivered personally or sent by certified mail with postage prepaid or by reputable courier service with charges prepaid. Any notice or demand sent to Borrowers by certified mail or reputable courier service shall be addressed to Borrowers c/o Sun Communities, Inc., 27777 Franklin Road, Suite 200, Southfield, MI 48034, Attn: Anjali Shah or SVP-Finance, or such other address in the United States of America as Borrowers shall designate in a notice to Lender given in the manner described herein. A copy of any such notice sent to Borrowers shall be sent to Jaffe, Raitt, Heuer & Weiss, P.C., Attn: Arthur Weiss, 27777 Franklin Road, Suite 2500, Southfield, Michigan 48034. Any notice sent to Lender by certified mail or reputable courier service shall be addressed to The Northwestern Mutual Life Insurance Company to the attention of the Real Estate Investment Department at 720 East Wisconsin Avenue, Milwaukee, WI 53202, or at such other addresses as Lender shall designate in a notice given in the manner described herein. Any notice given to Lender shall refer to the Loan No. set forth above. Any notice or demand hereunder shall be deemed given when received. Any notice or demand which is rejected, the acceptance of delivery of which is refused or which is incapable of being delivered during normal business hours at the address specified herein or such other address designated pursuant hereto shall be deemed received as of the date of attempted delivery. Borrowers acknowledge and agree that (to the extent not prohibited by applicable law), Lender shall only be obligated to send one (1) notice to all Individual Borrowers, and such notice shall be deemed notice to all Individual Borrowers under the Loan Documents.

ARTICLE XV
FAILURE OF BORROWER TO ACT

15.1    If Borrowers fail to make any payment or do any act as herein provided, Lender may, without obligation to do so, without notice to or demand upon Borrowers and without releasing Borrowers from any obligation hereof: (i) make or do the same in such manner and to such extent as Lender may deem necessary to protect the security hereof, Lender being authorized to enter upon the Property for such purpose; (ii) appear in and defend any action or proceeding purporting to affect the security hereof, or the rights or powers of Lender; (iii) pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgment of Lender appears to be prior or superior hereto; and (iv) in exercising any such powers, pay necessary expenses, employ counsel and pay its reasonable fees. Sums so expended and all losses, liabilities, claims, damages, costs and expenses required to be reimbursed by Borrowers to Lender hereunder shall be payable by Borrowers immediately upon demand with interest from date of expenditure or demand, as the case may be, at the Default Rate. All sums so expended or demanded by Lender and the interest thereon shall be included in the Indebtedness and secured by the Lien Instruments.

ARTICLE XVI
COVENANTS

16.1    Borrowers agree to keep the buildings and other Improvements now or hereafter erected on the Land in good condition and repair; not to commit or suffer any waste; to comply with all laws, rules and regulations affecting the Property; and to permit Lender, upon at least twenty four (24) hours prior notice (except in the case of an emergency), to enter at all reasonable times for the purpose of inspection and of conducting, in a reasonable and proper manner, such tests as Lender determines to be necessary in order to monitor Borrowers' compliance with applicable laws and regulations regarding hazardous materials affecting the Property, at Lender's sole cost and expense.

16.2    Borrowers covenant not to lease any of the Property, without the prior written consent of Lender, to (i) dry cleaning operations that perform dry cleaning on site with chlorinated solvents or (ii) any other tenants that use chlorinated solvents in the operation of their businesses.

ARTICLE XVII
MISCELLANEOUS

17.1    In the event of any conflict between the provisions of the Commitment and the provisions of this Agreement, the provisions of this Agreement will prevail.

17.2    Time is of the essence in each of the Loan Documents. The remedies of Lender as provided herein or in any other Loan Document or at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively, or together at the sole discretion of Lender, and may be exercised as often as occasion therefor shall occur; and neither the failure to exercise any such right or remedy nor any acceptance by Lender of payment of Indebtedness in default shall in any event be construed as a waiver or release of any right or remedy. Neither this Agreement nor any other Loan Document may be modified or terminated orally but only by agreement or discharge in writing and signed by Borrowers and Lender. If any of the provisions of any Loan Document or the application thereof to any persons or circumstances shall to any extent be invalid or unenforceable, the remainder of such Loan Document and each of the other Loan Documents, and the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of each of the Loan Documents shall be valid and enforceable to the fullest extent permitted by law.

17.3    Lender may assign all or any part of the Loan to another lender at no cost to Borrowers. In the event of a proposed assignment of the Loan to another lender, said lender shall have the right to enter the Property upon reasonable prior notice to Borrowers for additional environmental review or testing as said lender may deem necessary, at no cost to Borrowers.

17.4    In the event of any controversy, claim, dispute, or litigation between the parties hereto to enforce any provision of this Agreement or any right of Lender hereunder or under any Loan Document or the Environmental Indemnity Agreements, the losing party agrees to pay to the prevailing party all costs and expenses, including reasonable attorneys' fees incurred therein by the prevailing party, whether in preparation for or during any trial, as a result of an appeal from a judgment entered in such litigation or otherwise, or in any bankruptcy or insolvency proceeding.

17.5    This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Florida. With respect to any action, lawsuit or other legal proceeding concerning any dispute arising under or related to this Agreement, Borrowers hereby irrevocably consent to the jurisdiction of the courts located in the State of Florida and irrevocably waive any defense of improper venue, forum nonconveniens or lack of personal jurisdiction in any such action, lawsuit or other legal proceeding brought in any court located in the State of Florida. Nothing contained herein shall affect the rights of Lender to commence any action, lawsuit or other legal proceeding, or otherwise to proceed, against Borrowers in any other jurisdiction. The parties acknowledge that certain actions taken under each Lien Instrument and each Absolute Assignment shall be governed by the State of the Property encumbered by such Lien Instrument and Absolute Assignment, respectively, and that such actions must be brought within said State.

ARTICLE XVIII
Separateness Covenants/Covenants with Respect to Indebtedness, Operations and Fundamental Changes of an Individual BORROWER

18.1    Each Individual Borrower, for itself, hereby represents, warrants and covenants, as of the date hereof and until such time as the Notes are paid in full, that such Individual Borrower:

(a)    shall not (i) liquidate or dissolve (or suffer any liquidation or dissolution), terminate, or otherwise dispose of, directly, indirectly or by operation of law, all or substantially all of its assets; (ii) reorganize or change its legal structure without Lender's prior written consent, except as otherwise expressly permitted under the Article herein entitled "Prohibition on Transfer"; (iii) change its name, address, or the name under which Individual Borrower conducts its business without promptly notifying Lender; (iv) enter into or consummate any merger, consolidation, sale, transfer, assignment, liquidation, or dissolution involving any or all of the assets of Individual

Borrower or any general partner or managing member of Individual Borrower, except as otherwise expressly permitted under the Article herein entitled "Prohibition on Transfer"; or (v) enter into or consummate any transaction or acquisition, merger or consolidation or otherwise acquire by purchase or otherwise all or any portion of the business or assets of, or any stock or other evidence of beneficial ownership of, any person or entity;

(b)    has not, except for any secured or unsecured debt which has been paid in full on or before the date hereof, incurred any secured or unsecured debt except for customary and reasonable short term trade payables or equipment financing obtained and repaid in the ordinary course of such Individual Borrower's business, and (ii) shall not incur any secured or unsecured debt except for customary and reasonable short term trade payables or equipment financing obtained and repaid in the ordinary course of such Individual Borrower's business;

(c)    shall not amend, modify or otherwise change its operating agreement, articles of organization, or other formation agreement or document, as applicable, or governing agreement or document, in any material term or manner, or in a manner which adversely affects such Individual Borrower's existence as a single purpose entity;

(d)    shall allocate fairly and reasonably any rent, overhead and expenses for shared office space;

(e)    shall maintain correct and complete financial statements, accounts, books and records and other entity documents separate from those of any Affiliate (as hereinafter defined) of same or any other person or entity.

(f)    shall observe all customary formalities regarding the existence of such Individual Borrower;

(g)    shall hold title to its assets in its own name and act solely in its own name;

(h)    shall make investments in the name of such Individual Borrower directly by such Individual Borrower or on its behalf by brokers engaged and paid by such Individual Borrower or its agents;

(i)    except as expressly required by Lender in connection with the loan secured by this instrument and in writing, shall not guarantee or otherwise agree to be liable for (whether conditionally or unconditionally), pledge or assume or hold itself out or permit itself to be held out as having guaranteed, pledged or assumed any liabilities or obligations of any partner (whether limited or general), member, shareholder or any Affiliate of such Individual Borrower, as applicable, or any other party, nor shall it make any loan, except as expressly permitted in the Loan Documents;

(j)    is, and will use commercially reasonable efforts to remain, solvent;

(k)    shall separately identify and maintain its assets. Each Individual Borrower's assets shall at all times be held by or on behalf of such Individual Borrower and if held on behalf of such Individual Borrower by another entity, shall at all times be kept identifiable (in accordance with customary usages) as assets owned by such Individual Borrower. This restriction requires, among other things, that (i) such Individual Borrower funds shall be deposited or invested in Individual Borrower's name, (ii) such Individual Borrower funds shall not be commingled with the funds of any Affiliate of same or any other person or entity, (iii) such Individual Borrower shall maintain all accounts in its own name and with its own tax identification number, separate from those of any Affiliate of same or any other person or entity, and (iv) such Individual Borrower funds shall be used only for the business of such Individual Borrower;

(l)    shall maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate of same or other person or entity;

(m)    shall not do any act which would make it impossible to carry on the ordinary business of such Individual Borrower;

(n)    shall not invest any of such Individual Borrower's funds in securities issued by, nor shall such Individual Borrower acquire the indebtedness or obligation of, any Affiliate of same;

(n)    shall maintain an arm’s length relationship with each of its Affiliates and may enter into contracts or transact business with its Affiliates only on commercially reasonable terms that are no less favorable to such Individual Borrower than is obtainable in the market from a person or entity that is not an Affiliate of same;

(o)    shall correct any misunderstanding that is known by such Individual Borrower regarding its name or separate identity; and

(p)    shall not, without the prior written vote of one hundred percent (100%) of its members institute proceedings to be adjudicated bankrupt or insolvent; or consent to the institution of bankruptcy or insolvency proceedings against it; or file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Individual Borrower or a substantial part of such Individual Borrower's property; or make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due or declare or effectuate a moratorium on payments of its obligation; or take any action in furtherance of any such action.

"Notwithstanding anything contained in this Article entitled "Separateness Covenants/Covenants with Respect to Indebtedness, Operations and Fundamental Changes of an Individual Borrower", it is permitted for the Borrower to commingle cash and other liquid assets with other Individual Borrowers, Principal and/or Sun Communities, Inc.

"Affiliate" for the purposes of this Article entitled "Separateness Covenants/Covenants with Respect to Indebtedness, Operations and Fundamental Changes of an Individual Borrower" shall mean any person or entity which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with a specified person or entity. For purposes of this section, the terms "control," "controlled," or "controlling" with respect to a specified person or entity shall include, without limitation, (i) the ownership, control or power to vote ten percent (10%) or more of (x) the outstanding shares of any class of voting securities or (y) beneficial interests, of any such person or entity, as the case may be, directly or indirectly, or acting through one or more persons or entities, (ii) the control in any manner over such person or entity or the election of more than one director or trustee (or persons exercising similar functions) of such person or entity, or (iii) the power to exercise, directly or indirectly, control over the management or policies of such person or entity.

ARTICLE XIX
PARTIAL RELEASE

19.1    Upon written request from each Individual Borrower, provided there is then no default under any of the Loan Documents a portion of the Property shall be released from the lien of the Lien Instruments, subject to the satisfaction of the following conditions:

(A)    Payment to Lender of a $35,000.00 service fee for each respective partial release of which (i) $15,000.00 shall be non-refundable and submitted with the initial written request, and (ii) $20,000.00 shall be paid to Lender at closing of such release;

(B)    The release shall consist of not less than an entire Project (no partial Project releases) and the remaining Property shall at all times include not less than two (2) Projects including the Indian Creek Project.

(C)    Payment to Lender toward the unpaid principal balance of the Loan in an amount equal to 110% of the Allocated Loan Amount for the released Project plus a prepayment fee on such principal prepaid calculated in the manner set forth hereinabove.

(D)    If required by Lender, Borrowers shall furnish Lender, at Borrowers' sole cost, a satisfactory endorsement to the applicable title policy(ies) evidencing a continued satisfactory first lien on the remaining portion of the Property.

(E)    After such partial release, the loan to value ratio of the remaining Property shall not be higher than the lesser of (i) the loan to value ratio before such release, or (ii) 65%, as determined by Lender.

(F)
The remaining Property shall have achieved Debt Service Coverage for the most recent fiscal period equal to or greater than that of the Property prior to such release (but in no event less than 1.50) and is sustainable as reasonably determined by Lender.

(G)	All related documentation shall be satisfactory to Lender.

(Remainder of page intentionally left blank; signatures on following page)

IN WITNESS WHEREOF, this Agreement has been executed by Borrowers and Lender as of the day and year first above written.

LENDER:

THE NORTHWESTERN MUTUAL LIFE
INSURANCE COMPANY, a Wisconsin corporation

By:    Northwestern Mutual Real Estate
Investments, LLC, a Delaware limited
liability company, its wholly-owned
affiliate and authorized representative

By: /s/ Paul J. Hanson
Name:    Paul J. Hanson
Its:    Managing Director

Attest: /s/ Mark Humphrey
Name:    Mark Humphrey
Its:    Assistant Secretary

(Signature of Borrowers follows)

BORROWERS:

SUN ARIANA LLC, a Michigan limited
liability company

By:    Sun Communities Operating Limited
Partnership, a Michigan limited
partnership, its member

By:    Sun Communities, Inc., a
Maryland corporation,
its general partner

By: /s/ Karen J. Dearing
Name:    Karen J. Dearing
Title:    Executive Vice President

SUN ISLAND LAKES LLC, a Michigan
limited liability company

By:    Sun Communities Operating Limited
Partnership, a Michigan limited
partnership, its member

By:    Sun Communities, Inc., a
Maryland corporation,
its general partner

By: /s/ Karen J. Dearing
Name:    Karen J. Dearing
Title:    Executive Vice President

(signatures continued on next page)

(signatures continued from previous page)

SUN KINGS LAKE LLC, a Michigan limited
liability company

By:    Sun Communities Operating Limited
Partnership, a Michigan limited
partnership, its member

By:    Sun Communities, Inc., a
Maryland corporation,
its general partner

By: /s/ Karen J. Dearing
Name:    Karen J. Dearing
Title:    Executive Vice President

SUN INDIAN CREEK LLC, a Michigan
limited liability company

By:    Sun Communities Operating Limited
Partnership, a Michigan limited
partnership, its member

By:    Sun Communities, Inc., a
Maryland corporation,
its general partner

By: /s/ Karen J. Dearing
Name:    Karen J. Dearing
Title:    Executive Vice President

EXHIBIT "A-1"

Legal Description
Ariana Village Project

That land situated in the County of Polk, State of Florida, described as follows:

THE EAST 710 FEET OF THE SOUTHEAST ¼ OF THE SOUTHWEST ¼ OF SECTION 23, TOWNSHIP 28 SOUTH, RANGE 23 EAST, POLK COUNTY, FLORIDA, LESS AND EXCEPT THE SOUTH 25 FEET THEREOF; AND TOGETHER WITH ALL OF LOTS 9 AND 10 OF WEST ENDS FARMS, IN SECTION 23, TOWNSHIP 28 SOUTH, RANGE 23 EAST, ACCORDING TO THE PLAT THEREOF RECORDED IN PLAT BOOK 3, PAGE 32, PUBLIC RECORDS OF POLK COUNTY, FLORIDA; LESS AND EXCEPT THE WEST 25 FEET OF SAID LOT 9; AND LESS AND EXCEPT THE RIGHT-OF-WAY OF STATE ROAD 542A.

TOGETHER WITH A NON-EXCLUSIVE DRAINAGE EASEMENT AS GRANTED IN THE EASEMENT AGREEMENT BETWEEN ARIANA ACRES, INC. AND THE CITY OF LAKELAND RECORDED IN BOOK 1941, PAGE 2013.

EXHIBIT "A-2"

Legal Description
Island Lakes Project

That land situated in the County of Brevard, State of Florida, described as follows:

A PART OF THE WEST HALF OF THE SOUTHWEST QUARTER OF SECTION 35, TOWNSHIP 23 SOUTH, RANGE 36 EAST, BREVARD COUNTY, FLORIDA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

FROM THE SOUTHEAST CORNER OF THE WEST HALF OF THE SOUTHWEST QUARTER OF SECTION 35, TOWNSHIP 23, SOUTH, RANGE 36 EAST, BREVARD COUNTY, FLORIDA, RUN NORTH 0 DEGREES 12 MINUTES 50 SECONDS EAST ALONG THE EAST LINE OF THE SAID WEST HALF OF SOUTHWEST QUARTER OF SECTION 35 A DISTANCE OF 25.00 FEET TO THE NORTH RIGHT OF WAY LINE OF HALL ROAD AND THE POINT OF BEGINNING OF THE HEREIN DESCRIBED PARCEL; THENCE SOUTH 89 DEGREES 57 MINUTES 27 SECONDS WEST ALONG SAID WORTH RIGHT OF WAY LINE A DISTANCE OF 916.79 FEET TO THE EAST LINE OF PROPERTY DESCRIBED IN OFFICIAL RECORDS BOOK 2370, PAGE 761; THENCE NORTH 4 DEGREES 30 MINUTES 15 SECONDS WEST ALONG SAID EAST LINE A DISTANCE OF 150.00 FEET; THENCE SOUTH 89 DEGREES 57 MINUTES 27 SECONDS WEST A DISTANCE OF 105.36 FEET TO THE EASTERLY RIGHT OF WAY LINE OF STATE ROAD NO. 3 (NORTH COURTENAY PARKWAY); THENCE RUN ALONG SAID EASTERLY RIGHT OF WAY LINE OF STATE ROAD NO. 3 THE FOLLOWING COURSES:

1. NORTH 4 DEGREES 30 MINUTES 15 SECONDS WEST A DISTANCE OF 71.98 FEET;
2. NORTH 48 DEGREES 02 MINUTES 07 SECONDS WEST A DISTANCE OF 27.59 FEET;
3. NORTH 4 DEGREES 30 MINUTES 15 SECONDS WEST A DISTANCE OF 380.00 FEET;
4. NORTH 32 DEGREES 21 MINUTES 57 SECONDS EAST A DISTANCE OF 25.00 FEET;
5. NORTH 4 DEGREES 30 MINUTES 15 SECONDS WEST A DISTANCE OF 270.00 FEET;
6. NORTH 41 DEGREES 22 MINUTES 27 SECONDS WEST A DISTANCE OF 25.00 FEET;
7. NORTH 4 DEGREES 30 MINUTES 15 SECONDS WEST A DISTANCE OF 281.00 FEET;
8. NORTH 85 DEGREES 29 MINUTES 45 SECONDS EAST A DISTANCE OF 15.00 FEET;
9. NORTH 4 DEGREES 30 MINUTES 15 SECONDS WEST A DISTANCE OF 919.12 FEET; TO THE POINT OF CURVATURE OF A CURVE TO THE RIGHT HAVING A RADIUS OF 22,969.89 FEET;
10. THENCE ALONG SAID CURVE, HAVING A CENTRAL ANGLE OF 1 DEGREE 19 MINUTES 36.7 SECONDS AND CHORD BEARING OF NORTH 3 DEGREES 50 MINUTES 27 SECONDS WEST, AN ARC DISTANCE OF 520.36 FEET TO THE NORTH LINE OF AFORESAID WEST HALF OF THE SOUTHWEST QUARTER OF SECTION 35;

THENCE NORTH 89 DEGREES 59 MINUTES 18 SECONDS EAST A DISTANCE OF 1238.43 FEET TO THE NORTHEAST CORNER OF AFORESAID WEST HALF OF SOUTHWEST

QUARTER OF SECTION 35; THENCE SOUTH 0 DEGREES 12 MINUTES 50 SECONDS WEST A DISTANCE OF 2643.90 FEET TO THE POINT OF BEGINNING.

LESS AND EXCEPT THE FOLLOWING 2 PARCELS:

PROPERTY AS DESCRIBED IN OFFICIAL RECORDS 3231, PAGE 509 TO WIT:

PARCEL 1:

BEGINNING AT A POINT 1136.15 FEET SOUTH AND 564.75 FEET EAST OF THE WEST ONE QUARTER CORNER OF SECTION 35, TOWNSHIP 23 SOUTH, RANGE 36 EAST, BREVARD COUNTY, FLORIDA (BEARING THE NORTH BOUNDARY OF THE SOUTHWEST ONE QUARTER OF SAID SECTION 35, NORTH 89 DEGREES 59 MINUTES 18 SECONDS EAST), RUN NORTH 04 DEGREES 30 MINUTES 15 SECONDS WEST 30.00 FEET; THENCE RUN NORTH 85 DEGREES 29 MINUTES 45 SECONDS EAST 30.0 FEET; THENCE RUN SOUTH 4 DEGREES 30 MINUTES 15 SECONDS EAST 30.00 FEET; THENCE RUN SOUTH 85 DEGREES 29 MINUTES 45 SECONDS WEST, 30.00 FEET TO THE POINT OF BEGINNING.

AND LESS AND EXCEPT PROPERTY DESCRIBED IN OFFICIAL RECORDS BOOK 3392, PAGE 907 AND RE-RECORDED IN OFFICIAL RECORDS BOOK 3410, PAGE 1302, TO WIT:

PARCEL 2:

A TRIANGULAR SHAPED PARCEL OF LAND IN SECTION 35, TOWNSHIP 23 SOUTH, RANGE 36 EAST, BREVARD COUNTY, FLORIDA, MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGIN AT THE INTERSECTION OF THE NORTH LINE OF LANDS DESCRIBED IN OFFICIAL RECORDS BOOK 2437, PAGE 1353 AND THE NORTH LINE OF LANDS DESCRIBED IN OFFICIAL RECORDS BOOK 2732, PAGE 1416 AND 1417 OF THE PUBLIC RECORDS OF BREVARD COUNTY, FLORIDA; THENCE EASTERLY, ALONG THE NORTH LINE OF SAID OFFICIAL RECORDS BOOK 2732, PAGES 1416 AND 1417 TO THE POINT OF INTERSECTION WITH THE NORTHERLY EXTENSION OF THE EAST LINE OF LANDS DESCRIBED IN OFFICIAL RECORDS BOOK 2437, PAGE 1353; THENCE SOUTHERLY ALONG SAID NORTHERLY EXTENSION OF THE EAST LINE OF LANDS DESCRIBED IN SAID OFFICIAL RECORDS BOOK 2437, PAGE 1353; THENCE WESTERLY, ALONG SAID NORTH LINE TO THE POINT OF BEGINNING.

EXHIBIT "A-3"

Legal Description
Kings Lake Project

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF VOLUSIA, STATE OF FLORIDA, AND IS DESCRIBED AS FOLLOWS:

TRACT 1:
THE EASTERLY 1/4 OF THE NORTHEAST 1/4 OF THE SOUTHWEST 1/4 OF SECTION 22, TOWNSHIP 18 SOUTH, RANGE 30 EAST, VOLUSIA COUNTY, FLORIDA, EXCEPT THAT PORTION DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHEAST CORNER OF SAID NORTHEAST 1/4 OF THE SOUTHWEST 1/4, THENCE NORTH 89°54'53" WEST, ALONG THE NORTH LINE THEREOF, 84.29 FEET TO THE POINT OF BEGINNING; THENCE CONTINUE NORTH 89°54'53" WEST, 141.93 FEET; THENCE SOUTH 00°40'12" EAST, PARALLEL TO THE EAST LINE OF SAID NORTHEAST 1/4 OF THE SOUTHWEST 1/4 , 39.75 FEET; THENCE SOUTH 89°45'53" EAST PARALLEL TO SAID NORTH LINE, 120.61 FEET; THENCE SOUTH 30°48'19" EAST (RADIAL), 7.18 FEET, TO A POINT ON A CURVE, CONCAVE SOUTHEASTERLY, HAVING A CENTRAL ANGLE OF 04°56'21", A RADIUS OF 232.00 FEET AND A CHORD BEARING OF NORTH 61°39'51" EAST; THENCE NORTHEASTERLY, ALONG THE ARC OF SAID CURVE, 20.00 FEET; THENCE NORTH 00°40'12" WEST, PARALLEL TO SAID EAST LINE, 36.40 FEET, TO THE POINT OF BEGINNING.

TRACT 2:
THE WEST 3/4 OF THE NORTHEAST 1/4 OF THE SOUTHWEST 1/4 OF SECTION 22, TOWNSHIP 18 SOUTH, RANGE 30 EAST, VOLUSIA COUNTY, FLORIDA.

TRACT 3:
THE NORTHEAST 1/4 OF THE NORTHWEST 1/4 OF THE SOUTHWEST 1/4 AND THE EAST 1/2 OF THE NORTH 1/2 OF THE SOUTH 1/2 OF THE NORTHWEST 1/4 OF THE SOUTHWEST 1/4, ALL IN SECTION 22, TOWNSHIP 18 SOUTH, RANGE 30 EAST, VOLUSIA COUNTY, FLORIDA.

TRACT 4:
BEGIN AT THE SOUTHWEST CORNER OF THE SOUTHWEST 1/4 OF THE NORTHWEST 1/4 OF THE SOUTHEAST 1/4 OF SAID SECTION 22; THENCE RUN N 00°40'12.3" W, ALONG THE WEST LINE THEREOF, A DISTANCE OF 1.00 FEET, THENCE RUN N 89°58'49.7" E, PARALLEL WITH AND 1.00 FEET NORTH OF THE SOUTH LINE OF THE NORTHWEST 1/4 OF THE SOUTHEAST 1/4 OF SAID SECTION 22, A DISTANCE OF 878.71 FEET; THENCE RUN N 00°00'00" E, A DISTANCE OF 2.00 FEET; THENCE RUN N 89°58'50" E, A DISTANCE OF 96.20 FEET; THENCE RUN N 10°00'00" E, A DISTANCE OF 77.98 FEET; THENCE RUN N 70°00'00" E, A DISTANCE OF 54.99 FEET TO THE WEST RIGHT-OF-WAY LINE OF U.S. HIGHWAY 17-92 (FORMERLY STATE ROAD NO. 15), AS NOW LAID OUT; THENCE RUN S 14°05'50.7" W, ALONG SAID WEST RIGHT-OF-WAY

LINE, A DISTANCE OF 101.65 FEET TO THE SOUTH LING OF THE NORTHWEST 1/4 OF THE SOUTHEAST 1/4 OF SAID SECTION 22; THENCE RUN S 89°58'49.7" W, ALONG SAID SOUTH LINE, A DISTANCE OF 1015.34 FEET TO THE POINT OF BEGINNING.

TRACT 5:
A TRACT OF LAND BEING A PART OF THAT DESCRIBED IN OFFICIAL RECORDS BOOK 2918, PAGE 1850, OF THE PUBLIC RECORDS OF VOLUSIA COUNTY, FLORIDA, SAID TRACT BEING THAT PORTION OF THE NORTH SIXTY (60.00) FEET OF THE SOUTHWEST 1/4 OF THE SOUTHEAST 1/4 OF SECTION 22, TOWNSHIP 18 SOUTH, RANGE 30 EAST, LYING WEST OF U.S. HIGHWAY 17-92, AND A PART OF THE NORTH SIXTY (60.00) FEET OF THE EAST 1/4 OF THE SOUTHEAST 1/4 OF THE SOUTHWEST 1/4 OF SECTION 22, TOWNSHIP 18 SOUTH, RANGE 30 EAST, ALL IN VOLUSIA COUNTY, FLORIDA; SAID TRACT BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

AS A POINT OF REFERENCE COMMENCE AT THE SOUTHEAST CORNER OF THE SOUTHWEST 1/4 OF SAID SECTION 22, TOWNSHIP 18 SOUTH, RANGE 30 EAST; THENCE RUN N 00°50'03" W, ALONG THE EAST LINE OF THE SAID SOUTHWEST 1/4, A DISTANCE OF 1332.27 FEET TO THE NORTHEAST CORNER OF THE SAID SOUTHEAST 1/4 OF THE SOUTHWEST 1/4, SAID POINT BEING THE POINT OF BEGINNING FOR THIS DESCRIPTION; THENCE FROM SAID POINT OF BEGINNING, RUN N 89°48'51" E (N 89°43'14" E - RECORD), ALONG THE SAID NORTH LING OF THE SOUTHWEST 1/4 OF THE SOUTHEAST 1/4, A DISTANCE OF 1015.43 (1012.18 - RECORD) FEET TO A POINT ON THE WESTERLY RIGHT-OF-WAY LINE OF U.S. HIGHWAY ROUTE 17-92 (S.R. 15 & 600), THENCE RUN S 13°55'25" W, ALONG THE SAID WESTERLY RIGHT-OF-WAY LINE, A DISTANCE OF 61.87 FEET TO A POINT ON THE SOUTH LINE OF THE AFOREMENTIONED EXISTING INGRESS, EGRESS AND UTILITY EASEMENT RECORDED IN OFFICIAL RECORDS BOOK 2918, PAGE 1850, OF THE PUBLIC RECORDS OF VOLUSIA COUNTY; THENCE S 89°48'51" W, ALONG THE SAID SOUTH LINE OF EASEMENT, SAID LINE ALSO BEING PARALLEL WITH THE NORTH LINE OF THE SOUTHWEST 1/4 OF THE SOUTHEAST 1/4 OF SAID SECTION 22, A DISTANCE OF 999.67 FEET TO A POINT ON THE SAID EAST LINE OF THE SOUTHWEST 1/4; THENCE S 89°46'56" W, CONTINUING ALONG THE SAID SOUTH LINE OF EASEMENT, SAID LINE BEING PARALLEL WITH THE NORTH LINE OF THE SOUTHEAST 1/4 OF THE SAID SOUTHWEST 1/4 OF SECTION 22, A DISTANCE OF 163.64 FEET TO A POINT; THENCE N 00°13'04" W, A DISTANCE OF 30.00 FEET TO A POINT; THENCE S 89°46'56" W ON A LINE PARALLEL WITH THE SAID NORTH LINE OF THE SOUTHEAST 1/4 OF THE SOUTHWEST 1/4, A DISTANCE OF 37.00 FEET TO A POINT; THENCE N 00°13'04" W, A DISTANCE OF 30.00 FEET, TO A POINT ON THE SAID NORTH LINE, THENCE N 89°46'56" E, ALONG THE SAID NORTH LINE, A DISTANCE OF 200.00 FEET TO THE POINT OF BEGINNING IN THIS DESCRIPTION.

EXHIBIT "A-4"

Legal Description
Indian Creek Project

The land referred to herein below is situated in the County of Lee, State of Florida, and is described as follows:

PARCEL I:

A TRACT OF LAND LYING IN SECTION 7, TOWNSHIP 46 SOUTH, RANGE 24 EAST, LEE COUNTY, FLORIDA DESCRIBED AS FOLLOWS:

COMMENCING AT A FOUND CONCRETE MONUMENT MARKING THE SOUTHWEST CORNER OF SAID SECTION 7 THENCE N. 00°18'37" W. ALONG THE WEST LINE OF SAID SECTION 7 FOR 660.00 FEET TO A FOUND CONCRETE MONUMENT STAMPED #2848 AND THE POINT OF BEGINNING; THENCE CONTINUE N. 00°18'37" W. FOR 1980.26 FEET TO THE WEST QUARTER (W 1/4) CORNER OF SAID SECTION 7, THENCE N. 00°33'03" W. ALONG SAID WEST LINE FOR 2443.76 FEET, THENCE NORTH 89°26'50" E. PARALLEL WITH AND 196.00 FEET SOUTH OF THE NORTH LINE OF SAID SECTION 7 FOR 1605.16 FEET TO A POINT OF NON-TANGENT CURVATURE ON THE SOUTHERLY RIGHT OF WAY OF SUMMERLIN ROAD (STATE ROAD #869) (225 FEET WIDE); THENCE 75.17 FEET ALONG SAID SOUTHERLY RIGHT OF WAY ALONG THE ARC OF A CURVE CONCAVE TO THE NORTHEAST HAVING A CENTRAL ANGLE OF 0°44'16" AND RADIUS OF 5844.58 FEET AND SUBTENDED BY A CHORD HAVING A LENGTH OF 75.17 FEET AND BEARING S. 85°12'42" E. TO A POINT ON A CURVE; THENCE S. 00°43'05" E. FOR 1117.02 FEET; THENCE N. 89°26'47" E. FOR 425.14 FEET; THENCE S. 01°10'27" W. FOR 404.12 FEET; THENCE S. 52°24'43" E. FOR 232.21 FEET; THENCE N. 89°14'39" E. FOR 372.56 FEET TO A POINT OF NON-TANGENT CURVATURE; THENCE 21.26 FEET ALONG THE ARC OF A CURVE HAVING A CENTRAL ANGLE OF 20°18'06" AND A RADIUS OF 60 FEET AND SUBTENDED BY A CHORD HAVING A LENGTH OF 21.15 FEET AND BEARING N. 08°33'47" E. TO THE WESTERLY RIGHT OF WAY OF SAN CARLOS BOULEVARD (SR #865) (100 FEET WIDE); THENCE S. 01°35'21" E. ALONG SAID WESTERLY RIGHT OF WAY FOR 517.33 FEET; THENCE S. 00°51'37" E ALONG SAID WESTERLY RIGHT OF WAY FOR 277.30 FEET; THENCE S. 89°26'44" W. FOR 641.17 FEET; THENCE S. 00°36'28" E. FOR 659.98 FEET; THENCE S. 16°16'37" W. FOR 205.82 FEET TO A POINT 300 FEET (AS MEASURED AT RIGHT ANGLES) NORTHWEST OF THE NORTHWESTERLY RIGHT OF WAY OF SAID SAN CARLOS BOULEVARD; THENCE S. 58°09'41" W. PARALLEL WITH AND 300 FEET NORTHWEST OF SAID NORTHWESTERLY RIGHT OF WAY FOR 930.00 FEET; THENCE S. 31°50'19" E FOR 240.00 FEET TO A POINT OF CURVATURE; THENCE 94.25 FEET ALONG THE ARC OF A CURVE CONCAVE TO THE NORTHEAST HAVING A CENTRAL ANGLE OF 90°00'00" A RADIUS OF 60 FEET AND SUBTENDED BY A CHORD HAVING A LENGTH OF 84.85 FEET AND BEARING S. 76°50'19" E. TO A POINT OF CURVATURE ON THE SAID NORTHWESTERLY RIGHT OF WAY OF SAN CARLOS BOULEVARD; THENCE S. 58°09'41" W. ALONG SAID

NORTHWESTERLY RIGHT OF WAY FOR 220.00 FEET TO A POINT OF CURVATURE; THENCE 94.25 FEET ALONG THE ARC OF A CURVE CONCAVE TO THE NORTHWEST HAVING A CENTRAL ANGLE OF 90°00'00" RADIUS OF 60 FEET AND SUBTENDED BY A CHORD HAVING A LENGTH OF 84.85 FEET AND BEARING N. 13°09'41" E. TO A POINT OF TANGENCY; THENCE N. 31°50'19" W. FOR 240 FEET TO A POINT 300 FEET (AS MEASURED AT RIGHT ANGLES) NORTHWEST OF THE SAID NORTHWESTERLY RIGHT OF WAY OF SAN CARLOS BOULEVARD; THENCE S. 58°09'41" W. PARALLEL WITH AND 300 FEET NORTHWEST OF SAID NORTHWESTERLY RIGHT OF WAY FOR 1185.27 FEET; THENCE N. 72°00'17" W. FOR 85.20 FEET TO THE POINT OF BEGINNING.

A PARCEL OF LAND LYING IN SECTION 7, TOWNSHIP 46 SOUTH, RANGE 24 EAST, LEE COUNTY, FLORIDA, DESCRIBED AS FOLLOWS:

COMMENCING AT A FOUND IRON PIN STAMPED F-642, MARKING THE NORTHWEST CORNER OF SAID SECTION 7; THENCE S. 00°33'03" E. ALONG THE WEST LINE OF SAID SECTION 7 FOR 115.00 FEET TO THE SOUTHERLY RIGHT OF WAY OF SUMMERLIN ROAD (STATE ROAD 869) (225 FEET WIDE) AND THE POINT OF BEGINNING; THENCE N 89°26'50" E. ALONG SAID SOUTHERLY RIGHT OF WAY FOR 570.59 FEET TO A POINT OF CURVATURE; THENCE 637.36 FEET ALONG THE ARC OF A CURVE CONCAVE TO THE SOUTHWEST HAVING A RADIUS OF 5614.58 FEET AND SUBTENDED BY A CHORD HAVING A LENGTH OF 637.02 FEET AND BEARING S. 87°18'02" E. TO A POINT OF TANGENCY THENCE S. 84°02'55" E. FOR 320 FEET TO A POINT OF CURVATURE; THENCE 81.01 FEET ALONG THE ARC OF A CURVE CONCAVE TO THE NORTHEAST HAVING A RADIUS OF 5844.58 FEET AND SUBTENDED BY A CHORD HAVING A LENGTH OF 81.01 FEET AND BEARING S. 84°26'45" E. TO A POINT ON A CURVE; THENCE LEAVING SAID SOUTHERLY RIGHT OF WAY ON A LINE BEARING S. 89°26'50" W. FOR 1605.16 FEET TO SAID WEST LINE OF SAID SECTION 7; THENCE N. 00°33'03" W. ALONG SAID WEST LINE OF SECTION 7 FOR 81.01 FEET TO THE POINT OF BEGINNING.

LESS AND EXCEPT: STARTING AT THE INTERSECTION OF THE SOUTH LINE OF THE NORTHWEST ¼ OF SAID SECTION 7 AND THE WESTERLY RIGHT OF WAY LINE OF STATE ROAD 865 (SAN CARLOS BOULEVARD); THENCE NORTH 00°51'37" WEST ALONG SAID RIGHT OF WAY LINE OF 277.30 FEET; THENCE NORTH 01°35'21" WEST ALONG SAID RIGHT OF WAY LINE FOR 517.33 FEET TO A POINT ON A CURVE CONCAVE TO THE WEST HAVING A RADIUS OF 60.00 FEET AND TO WHICH POINT A RADIAL LINE BEARS SOUTH 88°24'39" WEST; THENCE SOUTHWESTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 20°18'06" FOR 21.26 FEET; THENCE SOUTH 89°14'39" WEST ALONG THE NORTHERLY BOUNDARY OF SAID PARCEL AS SHOWN IN OFFICIAL RECORDS BOOK 1753 AT PAGE 4033 FOR 372.56 FEET; THENCE NORTH 52°24'43" WEST ALONG THE NORTHEASTERLY BOUNDARY OF SAID PARCEL FOR 232.21 FEET TO THE POINT OF BEGINNING; THENCE NORTH 01°10'27" EAST ALONG THE EASTERLY BOUNDARY OF SAID PARCEL FOR 404.12 FEET; THENCE SOUTH 89°26'47" WEST FOR 17.50 FEET; THENCE SOUTH 01°18'27" EAST FOR 403.97 FEET TO THE POINT OF BEGINNING.

ALSO LESS AND EXCEPT: THAT PORTION OF THE SOUTHWEST ¼ OF SAID SECTION 7 DESCRIBED AS FOLLOWS: COMMENCE AT THE SOUTHWEST CORNER OF SAID SECTION 7, THENCE RUN NORTH 00°42'06" WEST ALONG THE WEST BOUNDARY OF SAID SECTION 7 A DISTANCE OF 660.19 FEET; THENCE SOUTH 73°21'45" EAST FOR 551.97 FEET TO THE SURVEY LINE OF STATE ROAD 865 (SAN CARLOS BOULEVARD) AND THE POINT OF BEGINNING OF A CURVE TO THE RIGHT, HAVING A RADIUS OF 1,145.92 FEET; THENCE FROM A TANGENT BEARING OF NORTH 56°17'14" EAST, RUN NORTHEASTERLY ALONG SAID SURVEY LINE 29.96 FEET THROUGH A CENTRAL ANGLE OF 01°29'53" TO THE END OF SAID CURVE; THENCE CONTINUE ALONG SAID SURVEY LINE NORTH 57°47'07" EAST FOR 789.18 FEET; THENCE NORTH 32°12'53" WEST FOR 50.00 FEET TO THE WESTERLY EXISTING RIGHT OF WAY LINE OF STATE ROAD 865 (SAN CARLOS BOULEVARD)FOR A POINT OF BEGINNING AND THE BEGINNING OF A CURVE TO THE LEFT; THENCE ALONG THE ARC OF SAID CURVE HAVING A RADIUS OF 60.00 FEET, A CENTRAL ANGLE OF 23°33'23", THE CHORD FOR WHICH BEARS NORTH 46°00'25" EAST, AN ARC LENGTH OF 24.67 FEET TO THE END OF SAID CURVE; THENCE NORTH 57°47'07" EAST FOR 172.04 FEET TO THE BEGINNING OF A CURVE TO THE LEFT; THENCE ALONG THE ARC OF SAID CURVE HAVING A RADIUS OF 60.00 FEET, A CENTRAL ANGLE OF 23°33'23", THE CHORD FOR WHICH BEARS NORTH 69°33'49" EAST, AN ARC LENGTH OF 24.67 FEET TO SAID WESTERLY EXISTING RIGHT OF WAY LINE AND THE END OF SAID CURVE; THENCE SOUTH 57°47'07" WEST ALONG SAID WESTERLY EXISTING RIGHT OF WAY LINE FOR 220.00 FEET TO THE POINT OF BEGINNING.

ALSO LESS AND EXCEPT:

A TRACT OF LAND LYING IN SECTION 7, TOWNSHIP 46 SOUTH, RANGE 24 EAST, LEE COUNTY, FLORIDA DESCRIBED AS FOLLOWS:

COMMENCE AT A FOUND CONCRETE MONUMENT STAMPED F-642, MARKING THE WEST QUARTER (W 1/4) CORNER OF SAID SECTION 7, THENCE NORTH 89°26'44" EAST ALONG THE QUARTER SECTION LINE OF SAID SECTION 7 FOR 2339.47 FEET TO THE POINT OF BEGINNING; THENCE NORTH 00°44'43" WEST FOR 295.30 FEET; THENCE NORTH 89°33'38" EAST FOR 325.38 FEET TO THE WEST RIGHT OF WAY LINE OF SAN CARLOS BOULEVARD (100 FEET WIDE); THENCE SOUTH 01°35'21" EAST ALONG SAID RIGHT OF WAY FOR 17.35 FEET TO A FOUND FLORIDA DEPARTMENT OF TRANSPORTATION CONCRETE RIGHT OF WAY MONUMENT; THENCE SOUTH 00°51'37" EAST ALONG SAID RIGHT OF WAY FOR 277.30 FEET TO THE INTERSECTION OF SAID QUARTER SECTION LINE AND SAID RIGHT OF WAY; THENCE SOUTH 89°26'44" WEST ALONG SAID QUARTER SECTION LINE FOR 326.19 FEET TO THE POINT OF BEGINNING.

PARCEL II:

NON-EXCLUSIVE EASEMENT FOR INGRESS, EGRESS AND DRAINAGE DISCLOSED IN THE DEED FROM ASPEN-INDIAN PROJECT LIMITED PARTNERSHIP, A MICHIGAN

LIMITED PARTNERSHIP TO FLA GOLF WEST FLORIDA, INC., A FLORIDA CORPORATION RECORDED IN OFFICIAL RECORDS BOOK 2700, PAGE 4052.

EXHIBIT "B"

Description of Notes

1.	Promissory Note from Sun Ariana LLC to Lender in the original principal amount of $6,000,000.00

2.	Promissory Note from Sun Island Lakes LLC to Lender in the original principal amount of $13,000,000.00

3.	Promissory Note from Sun Kings Lake LLC to Lender in the original principal amount of $10,000,000.00

4.	Promissory Note from Sun Indian Creek LLC to Lender in the original principal amount of $70,000,000.00

EXHIBIT "C"

Project Schedule

Project Name	Project Address	Allocated Loan Amount	Allocated Loan Percentage
Ariana Village	1625 Ariana St., Lot 16 Lakeland, FL 33803	$6,000,000.00	6%
Island Lakes	4499 Wood Stork Dr. Merrit Island, FL 32953	$13,000,000.00	13%
Kings Lake	369 Kingslake Dr. DeBary, FL 32713	$10,000,000.00	10%
Indian Creek	17340 San Carlos Blvd. Ft. Myers Beach, FL 32713	$70,000,000.00	71%
TOTAL:		$99,000,000.00	100%